ALEXANDER & BALDWIN, INC.
INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements include the accounts of Alexander & Baldwin, Inc. ("the Company"). The Company's unaudited pro forma condensed financial statements give effect to the recapitalization and partial sale of a subsidiary, as set forth in note (A) to these financial statements, as if such transactions had occurred, for balance sheet purposes, on September 30, 1998 and, for statement of operations purposes, on January 1, 1997. The unaudited pro forma condensed financial information has been prepared utilizing the historical financial statements for the year ended December 31, 1997 and the nine months ended September 30, 1998. These unaudited pro forma condensed financial statements should be read in conjunction with the accompanying notes and the historical financial statements. The pro forma information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

                PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                                YEAR ENDED DECEMBER 31, 1997
                        (In thousands, except per share amounts)
                                                   Historical Basis                  Pro forma Adjustments        Pro forma Basis
                                             ----------------------------          -------------------------     -----------------
                                                A&B                C&H             Amount          Reference
                                                (i)                (ii)             (iii)                        (i) - (ii) + (iii)
                                             ----------          --------          -------         ---------     ------------------
Revenue:
Net sales, revenue from services and rentals $1,233,344          $450,307          $71,111            (1)           $   854,148
Equity in earnings of affiliated company            -                 -              4,610            (3)                 4,610
Interest, dividends and other                    42,101             1,729            1,171            (2)                41,543
                                             ----------          --------          -------                          -----------
Total revenue                                 1,275,445           452,036           76,892                              900,301
                                             ----------          --------          -------                          -----------

Costs and Expenses:
Costs of goods sold, services and rentals     1,011,718           400,904           71,111            (1)               681,925
Selling, general and administrative             107,579            22,160                                                85,419
Interest                                         28,936             6,757            1,171            (2)
                                                                                    (2,409)           (4)                20,941
Income taxes                                     45,825             9,409            2,702            (5)                39,118
                                             ----------          --------          -------                          -----------
Total costs and expenses                      1,194,058           439,230           72,575                              827,403
                                             ----------          --------          -------                          -----------
Net Income                                   $   81,387          $ 12,806          $ 4,317                          $    72,898
                                             ==========          ========          =======                          ===========

Basic and Diluted Earnings Per Share         $     1.80                                                             $      1.61

Dividends Per Share                          $    0.880                                                             $     0.880

Average Number of Shares Outstanding             45,182                                                                  45,182



                PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
                          NINE MONTHS ENDED SEPTEMBER 30, 1998
                        (In thousands, except per share amounts)
                                                   Historical Basis                  Pro forma Adjustments        Pro forma Basis
                                             ----------------------------          -------------------------     ----------------
                                                 A&B               C&H             Amount          Reference
                                                 (i)               (ii)             (iii)                        (i) - (ii) + (iii)
                                             ----------          --------          -------         ---------     ------------------
Revenue:
Net sales, revenue from services and rentals $  967,973          $316,413          $59,004            (1)           $   710,564
Equity in earnings of affiliated company            -                 -                574            (3)                   574
Interest, dividends and other                    15,621               520              836            (2)                15,937
                                             ----------          --------          -------                          -----------
Total revenue                                   983,594           316,933           60,414                              727,075
                                             ----------          --------          -------                          -----------

Costs and Expenses:
Costs of goods sold, services and rentals       810,724           297,876           59,004            (1)               571,852
Selling, general and administrative              79,830            12,094                                                67,736
Interest                                         18,602             4,262              836            (2)
                                                                                    (1,816)           (4)                13,360
Income taxes                                     27,914             1,107              920            (5)                27,727
                                             ----------          --------          -------                          -----------
Total costs and expenses                        937,070           315,339           58,944                              680,675
                                             ----------          --------          -------                          -----------
Net Income                                   $   46,524          $  1,594          $ 1,470                          $    46,400
                                             ==========          ========          =======                          ===========

Basic Earnings Per Share                     $     1.04                                                             $      1.03

Diluted Earnings Per Share                   $     1.03                                                             $      1.02

Dividends Per Share                          $    0.675                                                             $     0.675

Average Number of Shares Outstanding             44,851                                                                  44,851




            PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                        SEPTEMBER 30, 1998
                          (In thousands)

                                                             Historical Basis          Pro forma Adjustments       Pro forma Basis
                                                       ---------------------------     ---------------------     ------------------
                                                                       Disposition
                                                          A&B             of C&H       Amount     Reference
                                                          (i)              (ii)        (iii)                     (i) - (ii) + (iii)
                                                       ----------      ------------   --------    ---------      ------------------

                       ASSETS
Current Assets:
Cash and cash equivalents                              $    7,966                     $  40,263       (6)
                                                                                        (40,263)      (4)           $     7,966
                                                                                      ---------
Accounts and notes receivable, net                        176,526      $   39,838                                       136,688
Inventories                                                95,897          78,487                                        17,410
Real estate held for sale                                  10,485                                                        10,485
Deferred income taxes                                      11,638                        (5,547)      (6)                 6,091
Prepaid expenses and other                                 12,918           3,738                                         9,180
                                                       ----------      ----------     ---------                     -----------
Total current assets                                      315,430         122,063        (5,547)                        187,820
                                                       ----------      ----------     ---------                     -----------
Investments                                                83,894                        35,000       (6)               118,894
                                                       ----------      ----------     ---------                     -----------
Real Estate Development                                    68,532                                                        68,532
                                                       ----------      ----------     ---------                     -----------
Property, at cost                                       1,929,087         164,460                                     1,764,627
Less accumulated depreciation and amortization            876,810          44,526                                       832,284
                                                       ----------      ----------     ---------                     -----------
Property - net                                          1,052,277         119,934                                       932,343
                                                       ----------      ----------     ---------                     -----------
Capital Construction Fund                                 141,410                                                       141,410
                                                       ----------      ----------     ---------                     -----------
Other Assets                                               76,426          35,677        12,354       (7)                53,103
                                                       ----------      ----------     ---------                     -----------
Total                                                  $1,737,969      $  277,674     $  41,807                     $ 1,502,102
                                                       ==========      ==========     =========                     ===========

                  LIABILITIES AND
                SHAREHOLDERS' EQUITY

Current Liabilities:
Current portion of long-term debt                      $   52,944      $      500     $  (2,083)       (6)          $    50,361
Short-term commercial paper borrowings                     60,000                       (60,000)       (6)                -
Accounts payable                                           49,348          16,106           (75)       (6)               33,167
Other                                                      85,327          17,137                                        68,190
                                                       ----------      ----------     ---------                     -----------
Total current liabilities                                 247,619          33,743       (62,158)                        151,718
                                                       ----------      ----------     ---------                     -----------
Long-term Liabilities:
Long-term debt                                            264,028                       (40,263)       (4)
                                                                                        (26,500)       (6)              197,265
                                                                                      ---------
Capital lease obligations                                   1,500           1,500                                         -
Post-retirement benefit obligations                       109,163          45,487                                        63,676
Pension obligation                                          -              12,354        12,354        (7)                -
Other                                                      44,707           2,170                                        42,537
                                                       ----------      ----------     ---------                     -----------
Total long-term liabilities                               419,398          61,511       (54,409)                        303,478
                                                       ----------      ----------     ---------                     -----------
Deferred Income Taxes                                     351,485                        (8,146)       (6)              343,339
                                                       ----------      ----------     ---------                     -----------
Shareholders' Equity:
Capital stock                                              36,611                                                        36,611
Additional capital                                         51,898                                                        51,898
Unrealized holding gains on securities                     42,612                                                        42,612
Retained earnings                                         600,897                       (15,900)       (6)              584,997
Cost of treasury stock                                    (12,551)                                                      (12,551)
                                                       ----------      ----------     ---------                     -----------
Total shareholders' equity                                719,467                       (15,900)                        703,567
                                                       ----------      ----------     ---------                     -----------
Total                                                  $1,737,969      $   95,254     $(140,613)                    $ 1,502,102
                                                       ==========      ==========     =========                     ===========


Notes to Pro Forma Condensed Financial Statements
(Unaudited)

A. Basis of Presentation

   The accompanying pro forma condensed financial statements present the financial position of Alexander & Baldwin, Inc. ("the Company") following the recapitalization and partial sale of California and Hawaiian Sugar Company, Inc. (C&H), a wholly-owned indirect subsidiary of the Company, as of September 30, 1998, for the year ended December 31, 1997 and for the nine months ended September 30, 1998. A description of the transactions is included in Item 2 of this Form 8-K.

   In connection with these transactions, on December 24, 1998, the Company received cash proceeds of approximately $101 million and gross proceeds of approximately $136 million as summarized below (in thousands):

      Cash                                              $   86,036
      Proceeds from sale of junior preferred stock          14,400
      Proceeds from sale of common stock                       540
                                                        ----------
        Total Cash Proceeds                                100,976
      Investment in senior preferred stock                  25,000
      Investment in junior preferred stock                   9,600
      Investment in common stock                               360
                                                        ----------
        Total Gross Proceeds                            $  135,936
                                                        ==========

   The cash proceeds of approximately $101 million were or are expected to be used initially as follows (in thousands):

      Repayment of C&H commercial paper notes           $   56,000
      Repayment of the Company's indebtedness               41,576
      Taxes and other charges associated with the sale       3,400
                                                        ----------
        Total Use of Cash                               $  100,976
                                                        ==========

   The amounts shown above differ from the amounts included in the pro forma financial statements because the net assets at the pro forma dates were not the same as the net assets at December 24, 1998. In addition, the above amounts are subject to audit and possible adjustments as described in the other exhibits to this Form 8-K.

   The pro forma condensed statements of operations do not include the loss from the recapitalization and partial sale of C&H. This loss (subject to audit) was approximately $15.9 million, after a tax benefit of approximately $3.6 million. The pro forma condensed balance sheet, consistent with the actual transactions, assumes that C&H's debt was repaid and that excess cash from the recapitalization and partial sale was used to retire other debt of the Company. These debt repayments will actually be accomplished within one month of the December 24, 1998 closing, based upon the maturities of the C&H commercial paper notes.

B. Pro Forma Adjustments

   The following explains the pro forma condensed statements of operations and balance sheet adjustments, referenced 1-7, which are necessary to reflect the transactions described above on a pro forma basis.

   1. Intercompany sales and purchases that were eliminated in consolidation were restored in the pro forma adjustments column. These are principally the sales of raw sugar from the Company's sugar plantation to C&H.

   2. Intercompany interest income and expense that was eliminated in consolidation was restored in the pro forma adjustments column.

   3. Since the Company retained an interest of approximately 40% in C&H, it will account for this investment on the equity method. This adjustment reflects the Company's interest in the earnings of C&H.

   4. This adjustment reflects the reduction in long-term debt, cash and interest expense resulting from the repayment of approximately $42 million in long-term debt from a portion of the proceeds received from the sale of C&H.

   5. This adjustment reflects the tax effect of the pro forma adjustments, calculated at a 38.5 percent statutory income tax rate, which was in effect during the periods presented.

   6. This adjustment reflects the recapitalization and partial sale of C&H as described in Note A and Item 2, taking into consideration balance sheet amounts at the dates assumed for purposes of the pro forma financial statements.

   7. This adjustment represents a balance sheet reclassification of pension obligations to properly reflect a net consolidated pension asset after the removal of the C&H pension liability.